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                                                                   EXHIBIT 10.12

                          CONTINGENT WARRANT AGREEMENT


         This Contingent Warrant Agreement (this "Agreement") is executed and delivered by Exsorbet Industries, Inc. an Idaho Corporation for the benefit of American Physicians Service Group, Inc., a Texas corporation ("APS").

                                    RECITALS

         WHEREAS, Exsorbet and APS are engaging in certain transactions pursuant to which, among other things, certain shareholders of Exsorbet are to execute and deliver option agreements to APS authorizing APS to purchase certain shares of Exsorbet common stock (the "Option Agreements"); and

         WHEREAS, Exsorbet has agreed that, in the event of any default under any of the Option Agreements, Exsorbet will sell the corresponding number of shares of Exsorbet common stock to APS as necessary to allow APS to purchase the same number of shares as would have been the case had there not been a default under the applicable Option Agreements; and

         WHEREAS, certain of the stockholders who were to execute and deliver Option Agreements to APS at the closing of the transactions contemplated above (the "Closing") have not done so, resulting in APS receiving total share purchase rights which are 400,000 shares less than originally bargained for, and Exsorbet has agreed to execute and deliver this Agreement to APS whereby Exsorbet will either cause such additional Option Agreements to be executed and delivered to APS or will sell the corresponding number of shares to APS.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Exsorbet hereby agrees as follows:

         1. Exsorbet will use its best efforts to cause one or more of its shareholders to execute and deliver, on or before October 30, 1996, option agreements (the "Additional Options") to APS allowing APS to purchase, in the aggregate, 400,000 shares of Exsorbet common stock at a purchase price of $2.75 per share. The Additional Options shall be exercisable at any time prior to the expiration of sixty (60) days from the date executed and delivered to APS, in substance and form acceptable to APS and shall otherwise be in the same form as the Option Agreements delivered at the Closing. The 400,000 shares subject to the Additional Options shall be in addition to the shares covered by the Option Agreements delivered at the Closing.

         2. In the event Exsorbet is unsuccessful, on or before October 30, 1996, in causing the execution and delivery to APS of all the Additional Options, then Exsorbet will execute and deliver to APS a warrant to purchase, for $2.75 per share, the number of shares of Exsorbet common stock as determined by subtracting the number of shares purchasable by APS under any Additional
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Options that were obtained and delivered to APS by October 30, 1996 from the
400,000 share total. Such additional warrant shall be exercisable at any time prior to the expiration of sixty (60) days from the date executed and delivered to APS, and shall otherwise be identical in form to that certain Common Stock Purchase Warrant Certificate dated September 30, 1996, pursuant to which Exsorbet granted APS the right to purchase up to 300,000 shares of Exsorbet common stock (the "Original Warrant').

         3. The 400,000 share total referred to in paragraphs 1 and 2 above, and the corresponding $2.75 per share purchase price, shall be subject to the same automatic adjustments as provided for in the Original Warrant.

         4. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas. Exsorbet acknowledges and agrees that its delivery of this Agreement and its performance of its obligations hereunder are a material inducement to APS agreeing to consummate the transactions at the Closing.

         IN WITNESS WHEREOF, Exsorbet has executed and delivered this Agreement, intending to be legally bound thereby, on September 30, 1996.

                                        EXSORBET INDUSTRIES, INC.


                                        By:  /s/ James Connors

                                        Printed Name:  James Connors
                                                      --------------------------
                                        Title: Executive Vice President
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